608

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 30, 2011. Net assets of the Fund were unaffected by the reclassifications.

                                              Reduction to
Reduction to                  Accumulated Net
Reduction to                                                                     Accumulated Net                   Realized Loss
          Paid-in Capital                                                                      Investment Income                  on Investments
-------------------------------------------------------------------------------------------------------------------
    $2,651,111                                                                                      $363,269                           $3,014,380

609

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 30, 2011. Net assets of the Fund were unaffected by the reclassifications.

Increase to               Increase to
          Accumulated                      Accumulated Net
       Net Investment                            Realized Loss
                   Income                           on Investments
--------------------------------------------------------------------------------------
                                          $112,787                                       $112,787

616

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 30, 2011. Net assets of the Fund were unaffected by the reclassifications.

Increase to
          Increase to                       Accumulated Net
                                                                               Accumulated Net                            Realized Loss
             Investment Income                          on Investments
----------------------------------------------------------------------------
    $146,983                                       $146,983